As filed with the Securities and Exchange Commission on May 14, 2026
Registration No. 333—

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Riley Exploration Permian, Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-0267438
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
405-415-8699
(Address, including zip code of Registrant’s principal executive offices)
Riley Exploration Permian, Inc.
Second Amended and Restated 2021 Long Term Incentive Plan
(Full title of the plan)
Philip Riley
Chief Financial Officer and Executive Vice President of Strategy
29 E. Reno Avenue, Suite 500
Oklahoma City, Oklahoma 73104
405-415-8699
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy R. Curtis
Holland & Knight LLP
1722 Routh Street, Suite 1500
Dallas, Texas 75201
(214) 969-1763

Beth di Santo, Esq.
di Santo Law PLLC
170 Christopher Street
New York, New York 10014
(212) 365-8677

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”).󠄀 󠄀☐

STATEMENT UNDER GENERAL INSTRUCTION E TO FORM S-8

On May 12, 2026, the stockholders of Riley Exploration Permian, Inc. (the “Company”) approved the Riley Exploration Permian, Inc. Second Amended and Restated 2021 Long Term Incentive Plan (the “Plan”) that increased the total number of shares of Common Stock, par value $0.001 per share, that may be utilized for awards pursuant to the Plan from 2,337,022 to 5,137,022. This Registration Statement is being filed in accordance with General Instruction E to Form S-8 for the purpose of registering the issuance of an additional 2,800,000 shares of the Common Stock under the Plan.

The contents of the Company’s registration statements on Form S-8 relating to the Plan, which were filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2021 (File No. 333-253750) and April 24, 2023 (File No. 333-271415) are incorporated by reference into this Registration Statement, as permitted by General Instruction E to Form S-8, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.
INDEX OF EXHIBITS

Exhibit Number	Description

4.1	First Amended and Restated Certificate of Incorporation of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

4.2	Third Amended and Restated Bylaws of Riley Exploration Permian, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 23, 2022).

4.3
Riley Exploration Permian, Inc. Second Amended and Restated 2021 Long Term Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement on Schedule 14A (Form DEF 14A) filed with the Securities and Exchange Commission on April 10, 2026).

4.4	Form of Restricted Stock Agreement (Time Vesting - Named Executive Officers), as amended and restated as of April 21, 2023 (Incorporated by reference from Exhibit 10.2 to the Registrant's Current Report on Form 8-K, as filed with the Securities and Exchange Commission on April 24, 2023).

4.5
Form of Substitute Restricted Stock Agreement (Time Vesting) (incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 1, 2021, Registration No. 333-253750).

4.6
Form of Restricted Stock Agreement (Non-Employee Director), as amended and restated as of April 21, 2023 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2023).

4.7	Form of Common Stock Award Agreement, as amended and restated as of April 21, 2023 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 24, 2023).

4.8	Form of Restricted Stock Award Agreement (Performance Vesting) (incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on March 26, 2025).

5.1*	Opinion of Holland & Knight LLP as to the legality of the securities being registered.

23.1*	Consent of BDO USA, P.C.

23.2*	Consent of Ryder Scott Company, L.P.

23.3*	Consent of Holland & Knight LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement).

107*	Filing fees

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on the 14th day of May, 2026.

RILEY EXPLORATION PERMIAN, INC.

By:	/s/ Bobby D. Riley
Name: Bobby D. Riley
Title: Chairman of the Board and Chief Executive Officer
Each person whose signature appears below appoints each of Bobby D. Riley and Philip Riley as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on May 14, 2026.

Signature	Title

/s/ Bobby D. Riley	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)
Bobby D. Riley

/s/ Philip Riley	Chief Financial Officer and Executive Vice President of Strategy (Principal Financial Officer)
Philip Riley

/s/ Jeffrey Gutman	Chief Accounting Officer and Executive Vice President of Commercial Risk (Principal Accounting Officer)
Jeffrey Gutman

/s/ Brent Arriaga	Director
Brent Arriaga

/s/ Rebecca Bayless	Director
Rebecca Bayless

/s/ Beth A. di Santo	Director
Beth A. di Santo

/s/ Bryan H. Lawrence	Director
Bryan H. Lawrence

/s/ E. Wayne Nordberg	Director
E. Wayne Nordberg

/s/ Bobby Saadati	Director
Bobby Saadati